Exhibit 99.4

MASCO CORPORATION

SCHEDULE II. VALUATION AND QUALIFYING ACCOUNTS

for the years ended December 31, 2012, 2011 and 2010

(In Millions)

Column A	Column B	Column C			Column D		Column E

	Balance at Beginning of Period	Additions			Deductions		Balance at End of Period
Description		Charged to Costs and Expenses	Charged to Other Accounts
Allowances for doubtful accounts, deducted from accounts receivable in the balance sheet:
2012	$29	$11	$—		$(9)	(a)	$31

2011	$34	$8	$—		$(13)	(a)	$29

2010	$39	$15	$—		$(20)	(a)	$34

Valuation Allowance on deferred tax assets:
2012	$688	$113	$(14)	(b)	$—		$787

2011	$462	$178	$48	(b)	$—		$688

2010	$43	$400	$19	(b)	$—		$462

(a)	Deductions, representing uncollectible accounts written off, less recoveries of accounts written off in prior years.

(b)	Valuation allowance on deferred tax assets recorded primarily in other comprehensive income and paid in capital.